                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12


                        MONARCH CASINO & RESORT, INC.
               (Name of Registrant as Specified In Its Charter)

                  (Name of Person(s) Filing Proxy Statement,
                        if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
          _____________________________________________________
     (2)  Aggregate number of securities to which transaction applies:
          _____________________________________________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          _____________________________________________________
     (4)  Proposed maximum aggregate value of transaction:
          _____________________________________________________
     (5)  Total fee paid:
          _____________________________________________________
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:
          _____________________________________________________
     (2)  Form, Schedule or Registration Statement No.:
          _____________________________________________________
     (3)  Filing Party:
          _____________________________________________________
     (4)  Date Filed:
          _____________________________________________________

                        MONARCH CASINO & RESORT, INC.

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                JUNE 11, 1997



To the Stockholders of Monarch Casino & Resort, Inc.:

     The Annual Meeting of Stockholders of Monarch Casino & Resort, Inc. (the "Company") will be held at the Atlantis Casino Resort, 3800 South Virginia Street, Reno, Nevada 89502, on Wednesday, June 11, 1997, at 10:00 a.m. local time, for the following purposes:

     1. To elect Bob Farahi, Ben Farahi and Frank A. Modica as directors of the Company; and

     2. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on April 18, 1997 are entitled to notice of and to vote at the annual meeting. The stock transfer books will not be closed.

     Stockholders are cordially invited to attend the annual meeting in person. STOCKHOLDERS DESIRING TO VOTE IN PERSON MUST REGISTER AT THE ANNUAL MEETING WITH THE INSPECTORS OF ELECTION PRIOR TO COMMENCEMENT OF THE ANNUAL MEETING. IF YOU WILL NOT BE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO EXECUTE AND DATE THE ENCLOSED FORM OF PROXY AND TO FORWARD IT TO THE SECRETARY OF THE COMPANY WITHOUT DELAY SO THAT YOUR SHARES MAY BE REGULARLY VOTED AT THE ANNUAL MEETING.

     A copy of the 1996 Annual Report to Stockholders, including financial statements for the twelve months ended December 31, 1996, is enclosed.

                                    By order of the Board of Directors,


                                    /s/Ben Farahi
                                    Ben Farahi
                                    Secretary


Dated:  April 21, 1997

                        MONARCH CASINO & RESORT, INC.
                               PROXY STATEMENT

                              TABLE OF CONTENTS

                                                                        PAGE
VOTING SECURITIES.......................................................  1

ELECTION OF DIRECTORS...................................................  3

  Directors and Nominees................................................  4
  Certain Officers of Subsidiary........................................  5
  Committees of the Board...............................................  6
  Board Meetings........................................................  6
  Compensation of Non-Employee Directors................................  7

COMPENSATION OF EXECUTIVE OFFICERS......................................  7

  Summary Compensation Table............................................  7
  Compensation Committee Interlocks and Insider Participation...........  8
  Compensation Committee and Incentive Plan
   Committee Report on Executive Compensation...........................  9
  Stock Performance Chart............................................... 10

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.......................... 10

  Indemnification and Contingent Obligations............................ 10
  Indemnification of Directors and Officers............................. 11

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934.... 11

VOTING PROCEDURES....................................................... 12

1998 ANNUAL MEETING OF STOCKHOLDERS..................................... 12

OTHER BUSINESS.......................................................... 12
















                        MONARCH CASINO & RESORT, INC.
                         3800 SOUTH VIRGINIA STREET
                             RENO, NEVADA  89509
                               APRIL 21, 1997
                        _____________________________

                               PROXY STATEMENT

     This Proxy Statement is furnished to the stockholders of Monarch Casino & Resort, Inc. (the "Company") in connection with the annual meeting of stockholders of the Company to be held at the Atlantis Casino Resort, 3800 South Virginia Street, Reno, Nevada, 89502, on Wednesday, June 11, 1997, at 10:00 a.m. local time, and any adjournment thereof, for the purposes indicated in the Notice of Annual Meeting of Stockholders.

     THE ACCOMPANYING PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY (THE "BOARD"). This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about April 21, 1997. Any stockholder giving a proxy has the power to revoke it prospectively by giving written notice to the Company, addressed to Ben Farahi, Secretary, at the Company's principal address before the annual meeting, by delivering to the Company a duly executed proxy bearing a later date, by notifying the Company at the annual meeting prior to the commencement of the annual meeting, or by voting in person by ballot at the annual meeting after notifying the inspectors of election of the stockholder's intention to do so prior to the commencement of the annual meeting. The shares represented by the enclosed proxy will be voted if the proxy is properly executed and received by the Company prior to the commencement of the annual meeting, or any adjournment thereof.

     None of the proposals to be voted on at the annual meeting creates a right of appraisal under Nevada law. A vote "FOR" or "AGAINST" any of the proposals set forth herein will only affect the outcome of the proposal.

     The expenses of making the solicitation will consist of the costs of preparing, printing, and mailing the proxies and proxy statements and the charges and expenses of brokerage houses, custodians, nominees or fiduciaries for forwarding such documents to security owners. These are the only contemplated expenses of solicitation, and they will be paid by the Company.


                              VOTING SECURITIES

     The close of business on April 18, 1997 has been fixed by the Board as the record date for determination of stockholders entitled to vote at the annual meeting. The securities entitled to vote at the annual meeting consist of shares of common stock, par value $.01 ("Common Stock"), of the Company, with each share entitling its owner to one vote. Common Stock is the only outstanding class of voting securities authorized by the Company's Articles of Incorporation. The Company's Articles of Incorporation authorize the Company to issue 10,000,000 shares of preferred stock, par value $.01 ("Preferred Stock"). None of the Preferred Stock is issued or outstanding, and the Company has no present plans to issue shares of Preferred Stock.

     The Board is empowered to issue one or more series of Preferred Stock with such rights, preferences, restrictions, and privileges as may be fixed by the Board, without further action by the Company's stockholders. The issuance


of the Preferred Stock could adversely affect the rights, including voting rights, of the holders of the Common Stock and could impede an attempted takeover of the Company. The Preferred Stock does not presently possess general voting rights.

     The number of outstanding shares of Common Stock at the close of business on March 31, 1997 was 9,453,275. The number of shares outstanding may change between such date and April 18, 1997 if any currently exercisable options to purchase Common Stock are exercised, if the Company elects to repurchase and cancel any shares in open market or privately negotiated transactions, or if the Company otherwise authorizes the issuance or repurchase of any shares.
The stockholders do not possess the right to cumulate their votes for the election of directors.

     The following is a list of persons who beneficially owned more than 5% of the outstanding Common Stock of the Company and the ownership of all executive officers, directors, and executive officers and directors as a group at the close of business on March 31, 1997 according to record ownership listings as of that date, according to the Securities and Exchange Commission Forms 3, 4 and 5 and Schedules 13D and 13G of which the Company has received copies, and according to verifications as of March 31, 1997, which the Company solicited and received from each executive officer and director:


Title of                               Amount and Nature          Percent of
Class       Beneficial Owner        of Beneficial Ownership         Class
                                           <F1>,<F2>
--------    ----------------------  -----------------------       ----------
Common      John Farahi                    2,070,834                 21.7%
             1175 W. Moana Lane,
             Suite 200
             Reno, NV 89509

Common      Bob Farahi                     2,071,033                 21.7%
             1175 W. Moana Lane,
             Suite 200
             Reno, NV 89509

Common      Ben Farahi                     2,070,833                 21.7%
             1175 W. Moana Lane,
             Suite 200
             Reno, NV 89509

Common      Jila Farahi                      887,500                  9.3%
             1175 W. Moana Lane,
             Suite 200
             Reno, NV 89509

Common      John P. Uphoff                    14,600<F3>                *

Common      Wanger Asset Management, L.P.    705,000<F4>              7.5%
             227 West Monroe Street
             Suite 3000
             Chicago, IL  60606

Common      Acorn Investment Trust,          535,000<F5>              5.7%
            Series Designated Acorn Fund
             227 West Monroe Street
             Suite 3000
             Chicago, IL  60606

Common      All executive officers         6,227,300                 65.3%
             and directors as a group
             (5 persons)

*    Less than 1%
<F1> Unless otherwise noted, the persons identified in this table have sole voting and sole investment power with regard to the shares beneficially owned by them.
<F2> Includes shares issuable upon exercise of options which are exercisable within 60 days of March 31, 1997
<F3> Includes options to purchase 9,600 shares under the 1993 Directors'
     Stock Option Plan (the "Directors' Plan").
<F4> Wanger Asset Management, L.P. reported on a Schedule 13G dated February
     14, 1997 that it has shared voting and dispositive power with respect to all such shares.
<F5> Acorn Investment Trust, Series Designated Acorn Fund reported on a
     Schedule 13G dated February 14, 1997 that it has shared voting and dispositive power with respect to all such shares.


                            ELECTION OF DIRECTORS

     The Board is comprised of five persons. The Bylaws of the Company provide for a board of directors consisting of three to twelve persons who are elected generally for a term of two years. Directors are to serve until their successors are elected and have qualified.

     If the enclosed proxy is duly executed and received in time for the annual meeting and if no contrary specification is made as provided therein, the proxy will be voted in favor of electing the nominees Bob Farahi, Ben Farahi and Frank A. Modica for terms of office expiring in 1999. If any such nominee shall decline or be unable to serve, the proxy will be voted for such person as shall be designated by the Board to replace any such nominee. The Board presently has no knowledge or reason to believe that any of the nominees will refuse or be unable to serve.

     Any vacancies on the Board which occur during the year will be filled, if at all, by the Board through an appointment of an individual to serve only until the next annual meeting of stockholders.

     The Company, through a wholly owned subsidiary, Golden Road Motor Inn, Inc. ("Golden Road"), owns and operates the Atlantis Casino Resort (the "Atlantis") in Reno, Nevada. The Company, each director who has been required by the Nevada Gaming Authorities (as defined below) to be found suitable, each executive officer, and each controlling person have been "found suitable" by the Nevada State Gaming Control Board and Nevada Gaming Commission (collectively, the "Nevada Gaming Authorities"). Future new members of the Board, if any, may be required to be found suitable in the discretion of the

Nevada Gaming Authorities. Should any such new director not be found suitable or should any director later be found not to be suitable by the Nevada Gaming Authorities, that person will not be eligible to continue serving on the Board and a majority of the remaining directors may appoint a qualified replacement to serve as a director until the next annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF MESSRS. BOB FARAHI, BEN FARAHI AND FRANK A. MODICA TO THE BOARD OF DIRECTORS.

     The following information is furnished with respect to each member of the Board or nominee thereto, each of whom, unless otherwise indicated, has served as a director continuously since 1993. Similar information is provided for the Company's executive officers and certain significant employees who are not directors. John Farahi, Bob Farahi and Ben Farahi are brothers. There are no other family relationships between or among any directors, nominees to the Board, or executive officers of the Company. The statements as to beneficial ownership of Common Stock of the Company as to each director or nominee to the Board are based upon information furnished by him.

DIRECTORS AND NOMINEES

                                  Director
Name                     Age       Since       Position
--------------------     ---      --------     -------------------------

John Farahi               49        1993       Co-Chairman of the Board,
 (Term expires in 1998)                        Chief Executive Officer,
                                               Chief Operating Officer
                                               and Director

Bob Farahi                46        1993       Co-Chairman of the Board,
 (Nominee for term                             President and Director
  expiring in 1999)

Ben Farahi                44        1993       Co-Chairman of the Board,
 (Nominee for term                             Chief Financial Officer,
  expiring in 1999)                            Secretary, Treasurer
                                               and Director

John P. Uphoff            65        1993       Director
 (Term expires in 1998)

Frank A. Modica           68        1997       Director
 (Nominee for term
  expiring in 1999)

     JOHN FARAHI has been Co-Chairman of the Board, Chief Executive Officer and Chief Operating Officer of the Company since its inception, and of Golden Road since June 1993. From 1973 until June 1993, Mr. Farahi was President,
Director and General Manager of Golden Road.  Mr. Farahi is a partner in
Farahi Investment Company ("FIC") which is engaged in real estate investment and development in the Reno area. Mr. Farahi holds a political science degree from the California State University, Hayward.

     BOB FARAHI has been Co-Chairman of the Board and President of the Company since its inception, and of Golden Road since 1993. From 1973 until June 1993, Mr. Farahi was Vice President and a director of Golden Road. Mr. Farahi


is a partner in FIC which is engaged in real estate investment and development in the Reno area. Mr. Farahi holds a biochemistry degree from the University of California at Berkeley.

     BEN FARAHI has been Co-Chairman of the Board, Chief Financial Officer, Secretary and Treasurer of the Company since its inception, and of Golden Road since June 1993. From 1973 until June 1993, Mr. Farahi was Secretary, Treasurer and a Director of Golden Road in charge of financial planning and construction for the Company. Mr. Farahi is a partner in FIC which is engaged in real estate investment and development in the Reno area. Mr. Farahi holds a mechanical engineering degree from the University of California at Berkeley and a M.B.A. degree in accounting from the California State University, Hayward.

     JOHN P. UPHOFF has been a member of the Board since 1993. Mr. Uphoff is President of Uphoff Capital Management, Inc., Incline Village, Nevada. Mr. Uphoff was a leisure industry analyst from 1984 to 1991, Vice President from 1985 to 1988, Senior Vice President from 1988 to June 1993 and Director of the Leisure Research Group from 1991 to May 1992 of Raymond James & Associates, Inc., St. Petersburg, Florida, an investment banking firm. Mr. Uphoff is a member of the Board of Directors of Timber Lodge Steakhouse, Inc., a Minneapolis, Minnesota based restaurant chain.

     FRANK A. MODICA has been a member of the Board since April 1997. Until May 1995, Mr. Modica was Chairman of the Board of Atlantic City Showboat, Inc., and until February 1995, Mr. Modica was Executive Vice President and Chief Operating Officer of Showboat, Inc. and President and Chief Executive Officer of Showboat Operating Company. Mr. Modica is a Director of Showboat, Inc. and all of its subsidiaries, and Director Emeritus of First Security Bank in Las Vegas, Nevada.

CERTAIN OFFICERS OF SUBSIDIARY

     DARLYNE SULLIVAN, age 42, has been Vice President of Sales and Marketing and Assistant General Manager of Golden Road since June 1993. From May 1977 through June 1993, she held positions including Assistant General Manager/Director of Sales and Marketing, Reservations and Sales Manager, Front Desk Manager and Hotel Manager and Assistant Hotel Manager for Golden Road.

     RICHARD COOLEY, age 50, has been Vice President of Operations of Golden Road since July 1995. From June 1993 through July 1995, Mr. Cooley was Vice President of Finance of Golden Road, and served as Controller of Golden Road from March 1993 through March 1994. From May 1988 to March 1993, Mr. Cooley was President and General Manager and from 1981 to 1988 was Chief Financial Officer and Assistant General Manager of the Reno Ramada Hotel Casino and prior thereto he was Controller and Co-General Manager of the Shy Clown Casino in Reno. Mr. Cooley is a CPA licensed to practice in Nevada.

     The Company's Bylaws, as amended, currently provide for a staggered board of directors divided into two categories: Category A consisting of two directors and Category B consisting of three directors. Each director serves two-year terms. A staggered board of directors may have the effect of delaying or preventing a change of control of the Company. Executive officers serve at the pleasure of the Board.




COMMITTEES OF THE BOARD

     The Board has four standing committees: the Audit Committee, the Compensation Committee, the 1993 Long Term Incentive Plan Committee (the "Incentive Plan Committee") and the 1993 Directors' Stock Option Plan Committee (the "Directors' Plan Committee").

     The Audit Committee, comprised of John P. Uphoff and Frank A. Modica (since April 1997), met 8 times during the fiscal year ended December 31, 1996. The Audit Committee's function is to review reports of certified public accountants to the Company; to review Company financial practices, internal controls and policies with officers and key employees; to review such matters with the Company's auditors to determine scope of compliance and any deficiencies; to consider selection of independent public accountants; to review certain related party transactions; and to make periodic reports on such matters to the Board.

     The Compensation Committee, comprised of Frank A. Modica (since April
1997) and John P. Uphoff, met 8 times during the fiscal year ended December 31, 1996. The Compensation Committee's function is to review and make recommendations to the Board with respect to the salaries and bonuses of the Company's executive officers and to administer the 1993 Employee Stock Option Plan.

     The Incentive Plan Committee, comprised of John P. Uphoff and Frank A. Modica (since April 1997), met one time during the fiscal year ended December 31, 1996. The Incentive Plan Committee's function is to administer the 1993 Executive Long Term Incentive Plan (the "Incentive Plan") including determining such matters as the persons to whom awards shall be granted, the number of shares to be awarded, when the awards shall be granted, when the awards shall vest, and the terms and provisions of the instruments evidencing the awards, to interpret the Incentive Plan, and to notify the Board of all decisions concerning awards granted to Incentive Plan participants.

     The Directors' Plan Committee, comprised of John Farahi and Bob Farahi, met one time during the fiscal year ended December 31, 1996. Neither John Farahi nor Bob Farahi is eligible to participate in the Directors' Plan. The Directors' Plan Committee administers the 1993 Directors' Stock Option Plan (the "Directors' Plan"); however, it has no discretion to determine or vary any matters which are fixed under the terms of the Directors' Plan. Fixed matters include, but are not limited to, which non-employee directors shall receive awards, the number of shares of Common Stock subject to each option award, the exercise of any option, and the means of acceptable payment for the exercise of the option. The Directors' Plan Committee has the authority to otherwise interpret the Directors' Plan and make all determinations necessary or advisable for its administration. All decisions of the Directors' Plan Committee are subject to approval by the Board.

     Each member of the Audit, Compensation, Incentive Plan and Directors' Plan Committees of the Board attended at least 75% of the committee meetings held during the fiscal year ended December 31, 1996.

BOARD MEETINGS

     The Board held 9 meetings in the fiscal year ended December 31, 1996. John Farahi, Bob Farahi, Ben Farahi and John P. Uphoff each attended at least 75% of the meetings held.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

     Annual fees of $20,000 are paid to directors who are not employees of the Company. Each director may be reimbursed for certain expenses incurred in connection with attendance at Board and committee meetings. Certain non-employee directors have been granted Options to purchase Common Stock under the Directors' Plan.

1993 Directors' Stock Option Plan.

     The Directors' Plan is designed to encourage non-employee directors to take a long-term view of the affairs of the Company, to attract and retain new superior non-employee directors and to aid in compensating non-employee directors for their services to the Company. The Company's non-employee directors are Frank A. Modica and John P. Uphoff.

     The Directors' Plan is administered by the Directors' Plan Committee, consisting of not less than two directors of the Company selected by, and serving at the pleasure of the Board. An eligible director, upon his election to the Board by the stockholders, will receive an initial grant to purchase 2,400 shares of Common Stock. Thereafter, immediately following the close of the annual stockholders' meeting, each eligible director will receive an annual option grant to purchase 2,400 shares of Common Stock.

     The exercise price of an option grant is 100% of the fair market value of the Common Stock on the date of grant. Options may not be exercised until six months and one day after the date of the grant. All options granted under the Directors' Plan are non-qualified options, the tax treatment of which is determined under Section 422 of the Internal Revenue Code of 1986, as amended.

     In 1996, options were granted for director John P. Uphoff and former director John A. Cook each to purchase 2,400 shares of Common Stock.


                      COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

                                                Annual Compensation
                                      ---------------------------------------
Name and                                                         Other Annual
Principal Position           Year     Salary($)     Bonus($)     Compensation
------------------------     ----     ---------     --------     ------------
John Farahi, Co-             1996      180,000         -0-            -0-
 Chairman of the             1995      163,846         -0-            -0-
 Board and Chief             1994      120,000         -0-            -0-
 Executive Officer

Bob Farahi, Co-Chairman      1996      140,000         -0-            -0-
 of the Board and            1995      105,385         -0-            -0-
 President                   1994       90,000         -0-            -0-

Ben Farahi, Co-Chairman      1996      140,000         -0-            -0-
 of the Board, Chief         1995      105,385         -0-            -0-
 Financial Officer,          1994       90,000         -0-            -0-
 Secretary and Treasurer




Richard Cooley, Vice         1996      103,461       12,000           -0-
 President-Operations of     1995       96,538       13,000           -0-
 Golden Road                 1994       82,308       10,000           -0-

Darlyne Sullivan, Vice       1996       95,615       13,000           -0-
 President-Marketing of      1995       80,076        8,500           -0-
 Golden Road                 1994       61,577       14,000           -0-

                                              Long-Term Compensation
                                      --------------------------------------
                                              Awards               Payouts
                                      -----------------------     ----------
                                      Restricted
Name and                                Stock        Options         LTIP         All Other
Principal Position           Year      Awards($)     SARs(#)      Payouts($)     Compensation
------------------------     ----     ----------     --------     ----------     ------------
John Farahi, Co-             1996         -0-           -0-           -0-             -0-
 Chairman of the             1995         -0-           -0-           -0-             -0-
 Board and Chief             1994         -0-           -0-           -0-             -0-
 Executive Officer

Bob Farahi, Co-Chairman      1996         -0-           -0-           -0-             -0-
 of the Board and            1995         -0-           -0-           -0-             -0-
 President                   1994         -0-           -0-           -0-             -0-

Ben Farahi, Co-Chairman      1996         -0-           -0-           -0-             -0-
 of the Board, Chief         1995         -0-           -0-           -0-             -0-
 Financial Officer,          1994         -0-           -0-           -0-             -0-
 Secretary and Treasurer

Richard Cooley, Vice         1996         -0-           -0-           -0-            1,155<F1>
 President-Operations of     1995         -0-           -0-           -0-              115
 Golden Road                 1994         -0-           -0-           -0-             -0-

Darlyne Sullivan, Vice       1996         -0-           -0-           -0-              995<F2>
 President-Marketing of      1995         -0-           -0-           -0-               92
 Golden Road                 1994         -0-           -0-           -0-             -0-

<F1> This amount represents the Company's contribution to Mr. Cooley's 401(K) plan.
<F2> This amount represents the Company's contribution to Ms. Sullivan's 401(K) plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's executive compensation is determined by the Compensation Committee of the Board. The Compensation Committee is composed of directors Frank A. Modica (since April 1997) and John P. Uphoff, neither of whom has ever served as an employee or officer of the Company. Prior to his resignation from the Board on January 31, 1997, John A. Cook served as Chairman of the Compensation Committee.

     NOTWITHSTANDING ANY STATEMENT TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING COMPENSATION COMMITTEE AND INCENTIVE PLAN COMMITTEE REPORT ON EXECUTIVE COMPENSATION AND THE STOCK PERFORMANCE CHART PRESENTED SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.



COMPENSATION COMMITTEE AND INCENTIVE PLAN COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee and Incentive Plan Committee (collectively, the "Committees"), which are composed entirely of directors who have never served as executive officers of the Company, determine and administer the compensation of the Company's executive officers.

Compensation Philosophy

     The Committees seek to compensate the Company's executive officers in such a fashion that will attract and retain individuals who are responsible for the management, growth and success of the Company. The Committees believe that executive compensation should be designed to reward those individuals for their services to the Company and encourage them to continue in its employ. The Committees' actions related to compensation of the Company's executive officers are submitted to the full Board of Directors for ratification and approval.

     Although the Committees believe that the Company's overall financial performance is an important factor in the total compensation of the Company's executive officers, the Committees do not apply any specific quantitative formula in making compensation decisions. The Committees also recognize qualitative factors such as successful supervision of the Company's operations, development of corporate projects, promotion of the Company's corporate image and participation in industry and community activities.

     The Committees also evaluate the total compensation of the Company's executive officers in light of the compensation practices and relative corporate financial performance of other companies in the gaming industry similar to the Company in terms of asset size and target market. The Committees' goal is that the base salaries for the Chief Executive Officer and other executive officers should be established at levels considered appropriate in light of the duties and scope of responsibilities of each officer's position. Salaries are reviewed annually and are warranted to reflect sustained individual officer performance. The Chief Executive Officer and other executive officers are also eligible to receive incentive compensation in the form of stock options under the Incentive Plan; however, no options were granted to executive officers during 1996.

     The Incentive Plan Committee recommends to the Board the persons to whom awards will be granted and in doing so, the Incentive Plan Committee considers the quantitative and qualitative factors and industry peer group comparisons discussed above. The number of options previously awarded to and held by executive officers is reviewed, but is not an important factor in determining the size of current option grants.

Chief Executive Officer Compensation

     Following the recommendation of the Compensation Committee, the Board has established the Chief Executive Officer's salary at $180,000. The Compensation Committee's recommendation was made on a subjective basis and did not bear a specific relationship to any particular measure of the Company's performance in 1996 or any prior period. In determining the Chief Executive Officer's salary, the Compensation Committee considered (a) the Chief Executive Officer's record of leadership and service to the Company since its inception, (b) the growth of the Company during the Chief Executive Officer's

tenure, (c) the Chief Executive Officer's pivotal role in overseeing the day to day operations of the Company and (d) the Chief Executive Officer's civic leadership in the Reno area.

                      COMPENSATION COMMITTEE AND INCENTIVE PLAN COMMITTEE



                                       By: John P. Uphoff

STOCK PERFORMANCE CHART

     In August 1993, the Company conducted an initial public offering of Common Stock. Prior to this offering, the Company and its predecessors were privately held. In order to provide a representative comparison of the Company's stock performance, the following chart compares the cumulative stockholder return on the Company's Common Stock since August 1993 with the cumulative return on the Standard & Poor's 500 Composite Stock Index and an industry peer group index.

     The following chart assumes an investment of $100 on August 6, 1993 in each of the Common Stock, the stocks comprising the Standard & Poor's 500 Composite Stock Index and the peer group. The total return assumes the reinvestment of dividends.


                                  MONARCH CASINO & RESORT, INC.
                                          Total Return
                               August 6, 1993 - December 31, 1996

                                    8/6/93     12/31/93     12/31/94     12/31/95     12/31/96
                                    ------     --------     --------     --------     --------
Monarch Casino & Resort, Inc.         100       106.66        73.33        46.66        26.67
S&P 500 Index                         100       105.69       107.09       147.33       181.15
Self Determined Peer Group<F1>        100       101.07        71.54        90.17        97.09

<F1> The Companies included in the peer group are as follows: Alliance Gaming Corp.; Argosy
Gaming Corp.; Aztar Corp.; Bally Entertainment Corp.; Black Hawk Gaming & Development Corp.;
Boomtown Inc.; Caesars World, Inc. (Acquired by ITT); Capital Gaming International, Inc.; Casino
Magic Corp.; Circus Circus Enterprises, Inc.; Gaming Corp. of America (Acquired by Grand Casinos
Inc.); Grand Casinos, Inc.; Griffin Gaming & Entertainment, Inc. (Formerly Resorts
International); Harrah's Entertainment, Inc. (Formerly the Promus Companies, Inc.); Hollywood
Casino Corp.; International Gaming Management, Inc. (No longer files with the SEC); Jackpot
Enterprises, Inc.; Lady Luck Gaming Corp.; LS Capital Corp. (Formerly Lone Star Casino Corp.);
Mirage Resorts, Inc.; President Casinos, Inc.; Sands Regent; Santa Fe Gaming Corp. (Formerly
Sahara Gaming Corp.); Showboat, Inc.; and Station Casinos, Inc.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

INDEMNIFICATION AND CONTINGENT OBLIGATIONS

     The principal employee stockholders of the Company have agreed to indemnify the Company for any adverse tax consequences should the Internal Revenue Service disallow Golden Road's S corporation election during the periods prior to August 6, 1993, the effective date of the Company's initial

public offering. The Company will indemnify the principal employee stockholders for any adverse tax consequences as a result of any such disallowance to the extent of any benefit received by the Company.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 78.751 of Chapter 78 of the Nevada Revised Statutes ("NRS"),
Article IX of the Company's Articles of Incorporation, and Article VII of the Company's Bylaws contain provisions for indemnification of officers and directors of the Company. The Articles of Incorporation require the Company to indemnify such persons to the full extent permitted by Nevada law. Each person will be indemnified in any proceeding provided that such person's acts or omissions did not involve intentional misconduct, fraud or knowing violation of law or the payment of dividends in violation of NRS 78.300. Indemnification would cover expenses, including attorneys' fees, judgments, fines and amounts paid in settlement.

     The Company's Articles of Incorporation also provide that the Board may cause the Company to purchase and maintain insurance on behalf of any present or past director or officer insuring against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not the corporation would have the power to indemnify such person. The Company has obtained and maintains such insurance.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission (the "SEC") such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                                     ****

     The Company believes that the transactions described above are on terms at least as favorable as would have been obtainable from non-related parties. The Company requires that the Audit Committee of the Board review certain related party transactions.


                     COMPLIANCE WITH SECTION 16(a) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and stockholders holding more than 10% of the class of stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all
Section 16(a) filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were satisfied.


                              VOTING PROCEDURES

     A majority of a quorum of stockholders present in person or represented by proxy voting "FOR" the election of the nominees to the Board is sufficient to approve the matters being voted on at the meeting. A quorum of stockholders exists when a majority of the stock issued and outstanding and entitled to vote at a meeting is present, in person or represented by proxy, at the meeting. Abstentions are effectively treated as votes "AGAINST" a matter presented. Neither the Company's Articles of Incorporation, Bylaws, nor Nevada corporate statutes address the treatment and effect of abstentions and broker non-votes.

     The Company will appoint three inspectors of election to: determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of a proxy; receive votes, ballots, or consents; hear and determine all challenges and questions in any way arising in connection with the right to vote; count and tabulate all votes or consents; determine when the polls shall close; determine the results; and do any other acts which may be proper to conduct the election or vote with fairness to all stockholders.


                     1998 ANNUAL MEETING OF STOCKHOLDERS

     The next annual meeting of stockholders will be held on or about June 10, 1998. Stockholders desiring to present proper proposals at that meeting and to have their proposals included in the Company's Proxy Statement and form of proxy for that meeting must meet the eligibility and other criteria under Rule 14a-8 of the Securities Exchange Act of 1934 and must submit the proposal to the Company and such proposal must be received no later than December 22, 1997.


                                OTHER BUSINESS

     The Board does not know of any other business which will be presented for action by the stockholders at this annual meeting. However, if any business other than that set forth in the Notice of Annual Meeting of Stockholders should be presented at the annual meeting, the proxy committee named in the enclosed proxy intends to take such action as will be in harmony with the policies of the Board and in that connection will use their discretion and vote all proxies in accordance with their judgment.
















     The Company's 1996 Annual Report to Stockholders, including financial statements for the twelve months ended December 31, 1996, accompanies these proxy materials, which are being mailed on or about April 21, 1997 to all stockholders of record of the Company as of April 18, 1997.

                                       By order of the Board,


                                       /s/Ben Farahi
                                       Ben Farahi
                                       Secretary

DATED:   April 21, 1997













































                        MONARCH CASINO & RESORT, INC.
           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, JUNE 11, 1997
                           SOLICITED BY THE BOARD

     The undersigned stockholder of Monarch Casino & Resort, Inc. (the "Company") hereby acknowledges receipt of the Notice of Meeting of Stockholders, Proxy Statement, and Annual Report to Stockholders in connection with the Annual Meeting of Stockholders of the Company to be held at the Atlantis Casino Resort, Reno, Nevada, on Wednesday, June 11, 1997, at 10:00 o'clock in the morning, local time, and hereby appoints John Farahi and Bob Farahi, and each or any of them, proxies, with power of substitution, to attend and to vote all shares the undersigned would be entitled to vote if personally present at said annual meeting and at any adjournment thereof. The proxies are instructed to vote as follows:

                        (To be signed on reverse side)










































[X]  Please mark your votes as in this example.

(1)  Election of Directors:     FOR     WITHHELD
                                [ ]       [ ]

     NOMINEES:  Bob Farahi, Ben Farahi and Frank A. Modica.

     (INSTRUCTION: to withhold authority to vote for any individual nominee, write that nominee's name on the space provided below):

     __________________________________

(2) In their discretion, act upon such other matters as may properly come before this meeting.

          FOR [ ]     AGAINST [ ]     WITHHELD [ ]

The shares represented by this proxy will be voted as specified. If no specification is made, the shares represented by this proxy will be voted in favor of all nominees listed, in favor of all proposals discussed in the proxy statement accompanying this proxy, and in the discretion of the proxies on other matters that may properly come before the annual meeting.


SIGNATURE(S)__________________________ DATE_____________________

NOTE: PLEASE SIGN PROXY EXACTLY AS YOUR NAME APPEARS. Date the Proxy in the space provided. If shares are held in the name of two or more persons, all must sign. When signing as attorney, executor, administrator, trustee, or guardian, give full title as such. If signer is a corporation, sign full corporate name by duly authorized officer.



























                                     15